UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officer

On December 30, 2020, Thomas J. Andrews, Co-President and Regional Market Director – Greater Boston of Alexandria Real Estate Equities, Inc. (the “Company”), submitted his resignation for personal reasons from his current positions with the Company, effective December 30, 2020. Mr. Andrews had served in his current position since 2018, and had been employed by the Company in various positions since 1999. Mr. Andrews will remain with the Company in a different capacity to assist with transitional matters.

Election of Executive Officer

Hunter Kass

On January 4, 2021, the Board of Directors (the “Board”) of the Company elected Hunter Kass as Executive Vice President – Regional Market Director – Greater Boston, effective as of January 1, 2021. Mr. Kass, age 38, has served as the Company’s Senior Vice President – Strategic Market Director – Greater Boston since October 2019 and has been with the Company since 2018. In these roles, Mr. Kass focused on the Company’s strategic growth through leadership of the Greater Boston development team and acquisitions and transactions within the Greater Boston region. Prior to joining the Company, Mr. Kass worked at MIT's Endowment (“MITIMCo”) starting as a Senior Investment Associate, then a Senior Real Estate Officer, and ultimately an Associate Director in the Transaction Group of the Direct Real Estate Team. During his six-year tenure at MITIMCo, Mr. Kass was a leader in the team that executed over one million square feet of leasing, completed multiple capital market transactions that in total exceeded two billion dollars, and supported the entitlement and permitting of several million square feet in Cambridge, Massachusetts. Mr. Kass received his Bachelor of Arts degree from the University of Virginia, a Master's in Business Administration from Babson College, and a Master of Science degree from the Center for Real Estate at the Massachusetts Institute of Technology.

On January 4, 2021, the Company entered into an executive employment agreement with Mr. Kass pursuant to his election as Executive Vice President – Regional Market Director – Greater Boston, which agreement became effective as of January 1, 2021. Mr. Kass’s executive employment agreement reflects his new position, duties and reporting structure and provides that his annual base salary will be $500,000. Mr. Kass will continue to be eligible for an annual bonus and periodic equity awards as the Board may determine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: January 4, 2021	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
President and Chief Financial Officer